Exhibit 5.1

May 1, 2020

VerifyMe, Inc.

75 South Clinton Avenue, Suite 510

Rochester, New York 14604

Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to VerifyMe, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration of an aggregate of 50,760,359 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, including (a) 24,900,000 shares of Common Stock (the “Debenture Shares”) issuable upon conversion of senior secured convertible debentures (the “Debentures”); (b) 24,900,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of certain outstanding warrants to purchase Common Stock (the “Warrants”); and (c) 960,359 shares of Common Stock (the “Shares”) issued by the Company in connection with the Company’s private placement of the Debentures and Warrants.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
rochester, ny • buffalo, ny • albany, ny • corning, ny • new york, ny

VerifyMe, Inc.

May 1, 2020

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that (a) the Debenture Shares issuable upon conversion of the Debentures are duly authorized, and upon issuance in conformity with and pursuant to the terms and conditions of the Debentures, the Debentures Shares will be validly issued, fully paid and non-assessable; (b) the Warrant Shares issuable upon exercise of the Warrants have been duly authorized, and upon issuance in conformity with and pursuant to the terms and conditions of the Warrants, and following receipt by the Company of the consideration therefor as specified in the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable; and (c) the Shares were duly authorized, validly issued, fully paid and non-assessable when issued.

The opinions expressed herein are limited exclusively to the applicable provisions of the Nevada Revised Statutes as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP